UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2018

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2018, Cerner Corporation ("Cerner" or the "Company") announced the appointment of Brent Shafer as its Chief Executive Officer and Chairman of the Board, effective February 1, 2018 (the "Effective Date"). He will be appointed as a Class I director on the Company's Board of Directors ("Board"). At the Effective Date, Clifford W. Illig, who has served as the Company's Interim Chief Executive Officer and Chairman of the Board, will continue on the Board as a Class II director and will resume his role as the Company's Vice Chairman of the Board. Mr. Illig's annual base salary will be reduced to $500,000 and his performance-based cash incentive target opportunity under the Cerner Corporation Performance-Based Compensation Plan (as amended and restated May 27, 2016) (the "Cerner Performance Plan") will be reduced to $500,000 as of the Effective Date.

Mr. Shafer, age 60, is joining Cerner after serving as Chief Executive Officer of Philips North America, a health technology company and the North American division of Koninklijke Philips N.V. ("Philips") (NYSE: PHG, AEX: PHIA), since February 2014. In that position, Mr. Shafer led an organization of 17,000 employees and oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands. For 12 years, Shafer played a key role in helping Philips develop and strengthen its health care focus, increase its profitability and grow its market share. Prior to his most recent position, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business, a home healthcare services provider with 6,000 employees, from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as president and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010. Prior to joining Philips, Mr. Shafer served in various senior leadership positions with other companies, including Hill-Rom Company Inc., GE Medical Systems, and Hewlett-Packard.

There is no arrangement or understanding between Mr. Shafer and any other persons pursuant to which he was appointed as the Company's Chief Executive Officer and Chairman of the Board, and there is no family relationship between Mr. Shafer and any directors or executive officers of the Company. Mr. Shafer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Shafer, effective as of the Effective Date (the "Employment Agreement"), which provides that Mr. Shafer's compensation will be determined from time to time by or on behalf of the Board. As approved by the Board's Compensation Committee, upon the Effective Date, Mr. Shafer will be entitled to, among other things: (i) an initial annual base salary of $800,000; (ii) an initial $1,200,000 annual target cash bonus level opportunity under the Cerner Performance Plan; (iii) an initial stock option grant to purchase a number of shares of Cerner common stock equal to $4,000,000 divided by the Black-Scholes value of such options on the date of grant; (iv) subsequent annual equity grants in conjunction with Cerner's executive annual performance and compensation cycle during the first quarter of each year (commencing in 2019); (v) a one-time make-whole grant of a number of Cerner restricted stock units ("RSUs") equal to $3,700,000 divided by the closing sale price of Cerner common stock on the date of grant to replace the potential value of equity compensation forfeited by Mr. Shafer as a result of his resignation from his former employer to accept his position with Cerner; and (vi) personal use of Cerner's corporate aircraft up to a value not to exceed $100,000 annually, excluding "deadhead" hours and any additional incremental cost incurred in connection with Cerner’s decision to require Mr. Shafer to use third party aircraft instead of Company-owned aircraft when business needs dictate. The options to be granted to Mr. Shafer will have a per share exercise price equal to the closing sale price of Cerner common stock on the date of grant, vest over a period of five years (40% after two years, and 20% each year thereafter) and expire after ten years. The RSUs to be granted to Mr. Shafer will be time-based and vest ratably in equal amounts on March 1, 2018, 2020 and 2021.

Under the Employment Agreement, Mr. Shafer's employment with Cerner will be "at will," which means that Mr. Shafer's employment thereunder may be terminated at any time, for any reason or for no reason at all, and without advance notice (subject to certain exceptions) by either Mr. Shafer or the Company. Mr. Shafer will also be entitled to receive the benefits generally provided to other Cerner employees, and such other benefits as determined by the

Board from time to time, as well as reimbursement for reasonable business expenses and relocation assistance for his relocation to Kansas City.

The Employment Agreement includes contractual rights to severance payments and benefits upon certain termination events as follows (capitalized terms used below, but not otherwise defined have the respective meanings given such terms in the Employment Agreement):

Termination by Cerner for Cause or on account of death or Disability, or resignation by Mr. Shafer other than in the event of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control): If Mr. Shafer's employment is terminated by Cerner for Cause or on account of Mr. Shafer's death or Disability, Mr. Shafer will be entitled to: (i) any accrued but unpaid base salary; (ii) any owed reimbursements for unreimbursed business expenses; and (iii) such employee benefits (including equity compensation or cash bonuses earned as of the termination date but not yet paid), if any, to which Mr. Shafer may be entitled under Cerner's employee benefit plans as of his termination date (the foregoing amounts described in clauses (i), (ii) and (iii) are collectively referred to as the "Accrued Amounts"). If Mr. Shafer resigns other than on account of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control), Mr. Shafer will be entitled to the Accrued Amounts; provided, that if he resigns with fewer than 30 days' notice, or leaves employment prior to the end of the 30-day notice period without Cerner's permission, Mr. Shafer will only be entitled to the Accrued Amounts through the date he submits a notice of resignation.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Shafer following Constructive Termination, in each case, prior to a Change in Control or more than 12 months after a Change in Control: Subject to Mr. Shafer executing and delivering a customary severance agreement and release, if, prior to a Change in Control or at any time after 12 months following a Change in Control, Mr. Shafer's employment is terminated by Cerner for any reason other than Cause or on account of death or Disability or Mr. Shafer resigns following a Constructive Termination, Mr. Shafer will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

•
Severance Pay: (i) two years' base salary (based on Mr. Shafer's annual base salary at the time of the termination; provided, however, that if Mr. Shafer resigns from employment following a Constructive Termination because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary immediately prior to such reduction), and (ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination. These severance payments will generally be payable pro rata during a 24 month severance term on Cerner's regular paydays.

•
Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Mr. Shafer and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Mr. Shafer's termination) and the monthly amount Mr. Shafer was paying for such coverage at the effective date of his termination, payable pro rata during the 24 month severance term.

•
Equity Awards: immediate vesting of all stock options or stock appreciation rights and any other outstanding equity-based compensation awards not intended to qualify as performance-based compensation, and for all outstanding equity-based compensation awards that are intended to constitute performance-based compensation (excluding stock options and stock appreciation rights) such awards will vest or be forfeited in accordance with the terms of the award agreements if the applicable performance goals are satisfied.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Shafer for Good Reason, in each case, within 12 months following a Change in Control: Subject to Mr. Shafer executing and delivering a customary severance agreement and release, if there is a Change in Control of Cerner and within 12 months following the effective date of the Change in Control Mr. Shafer's employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or Mr. Shafer resigns for Good Reason, Mr. Shafer will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions), subject to the modified Section 280G carve-back discussed below:

•
Severance Pay: (i) two years' base salary (based on Mr. Shafer's annual base salary at the time of the termination or resignation; provided, however, that if Mr. Shafer resigns from employment for Good Reason within 12 months following the date a Change in Control of Cerner becomes effective because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary immediately prior to such reduction), and (ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination or resignation. These severance payments will be payable in a lump sum payment.

•
Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Mr. Shafer and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Mr. Shafer's termination) and the monthly amount Mr. Shafer was paying for such coverage at the effective date of his termination, payable pro rata during the 24 months following the termination or resignation.

•
Equity Awards: immediate vesting of all outstanding unvested equity awards granted to Mr. Shafer under any Cerner equity incentive plans. Outstanding equity awards with performance-based vesting will become vested as if an "at-target" level of goal achievement had been obtained.

Partial Accelerated Vesting upon a Change in Control: In connection with a Change in Control of Cerner, 50% of each outstanding and unvested equity incentive award granted to Mr. Shafer under any Cerner equity incentive plan prior to the date the Change in Control becomes effective will become vested on the date the Change in Control becomes effective. The remaining 50% of each such outstanding equity incentive award that has not yet vested will continue to vest according to its vesting schedule, unless: (i) within 12 months following the date the Change in Control becomes effective (a) Mr. Shafer's employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or (b) Mr. Shafer resigns for Good Reason, in each of which cases 100% of such award will become vested as described above under "Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Shafer for Good Reason, in each case, within 12 months following a Change in Control"; or (ii) if at any time after 12 months following a Change in Control (a) Mr. Shafer's employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or (b) the termination of Mr. Shafer's employment on account of a Constructive Termination, in each of which cases 100% of such award will become vested as described above under "Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Shafer following Constructive Termination, in each case, prior to a Change in Control or more than 12 months after a Change in Control." In all of the foregoing cases, any performance-based award which becomes 50% vested upon a Change in Control will become vested as if an "at-target" level of goal achievement had been obtained with respect to 50% of the award. Accelerated vesting upon a Change in Control is subject to the modified Section 280G carve-back discussed below.

Any of the above-described severance payments, equity award acceleration benefits or other benefits that are subject to the modified Section 280G carve-back may be reduced under the Employment Agreement if (i) any portion of such payments or benefits become subject to the golden parachute penalty provisions under Section 280G or Section 4999 of the Internal Revenue Code and (ii) by reducing such payments or benefits Mr. Shafer is able to receive a larger portion of such payments and benefits by being able to avoid such golden parachute penalties.

During the term of the Employment Agreement and thereafter, Mr. Shafer will agree to maintain the confidentiality of the Company's confidential information and trade secrets and to assign to the Company any works relating to his service to the Company. Additionally, Mr. Shafer will agree that, during the term of the Employment Agreement and for a two-year period thereafter, he will not (i) compete with the Company or (ii) solicit employees of the Company or Company clients. Mr. Shafer will also agree not to disparage the Company or its solutions or services during the term of the Employment Agreement and thereafter. If Mr. Shafer breaches any confidentiality, non-competition or other material provision of the Employment Agreement following the termination of his employment with Cerner, in addition to Cerner's other remedies, the delivery of severance payments and benefits to Mr. Shafer and the vesting of any equity incentive awards in connection with termination or a Change in Control as described above will cease immediately, and Mr. Shafer will be required to reimburse Cerner the amount of severance payments delivered prior to the breach and forfeit all equity incentive awards (or the proceeds of exercised awards) that vested based on or after such termination and prior to the breach.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission (the "SEC").

In addition, the Company will enter into an indemnification agreement with Mr. Shafer on the Effective Date, on substantially the same terms as the indemnification agreements the Company previously entered into with its other officers and directors. The Company has previously filed a form of this indemnification agreement as Exhibit 99.1 to the Company's Current Report on Form 8-K, as filed with the SEC on June 3, 2010.

Item 7.01 Regulation FD.

On January 10, 2018, the Company issued a press release announcing certain of the matters disclosed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
99.1    Press Release of Cerner Corporation dated January 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: January 10, 2018	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated January 10, 2018